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                           METROCORP BANCSHARES, INC.


                     NON-EMPLOYEE DIRECTOR STOCK BONUS PLAN


I.   PLAN PURPOSE

     SECTION 1.1. MetroCorp Bancshares, Inc. (the "Company") hereby establishes the Non-Employee Director Stock Bonus Plan (the "Plan"), which provides the Non-Employee Directors with an annual bonus plan payable in shares of Common Stock of the Company, but only if certain goals for return on equity are achieved for that year. The purpose of this Plan is to provide incentives to the Non-Employee Directors of the Company to assist the Company improve its financial performance each year.

II.  DEFINITIONS

     SECTION 2.1. "Board" means the Board of Directors of the Company, and any persons appointed to serve as advisory directors of the Company.

     SECTION 2.2. "Common Stock" means the Company's Common Stock, $1.00 par value per share.

     SECTION 2.3. "Fair Market Value" means, as of any specified date, the closing price of a share of Common Stock of the Company, as reported by the NASDAQ National Market System or any securities exchange on which the shares of Common Stock shall then be traded.

     SECTION 2.4. "Non-Employee Director" means a member of the Board who is not an employee of the Company.

     SECTION 2.5 "Return on Equity" means for any calendar year the net income of the Company as reflected on the Company's audited Statement of Income for such year divided by the average amount of shareholder's equity outstanding during such year. Return on Equity shall be expressed as a percentage to the second decimal point.

III. SHARES AUTHORIZED FOR ISSUANCE

     SECTION 3.1. A maximum of 60,000 shares of Common Stock may be issued under this Plan. The Common Stock issued under this Plan shall be authorized and unissued or treasury shares of Common Stock of the Company. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, merger, consolidation, reorganization, or other similar change in capitalization, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the shares issuable under this Plan is maintained as before the occurrence of such event.

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IV.  ANNUAL BONUS; PROCEDURES

     SECTION 4.1. For each of the five calendar years starting with 1998 and ending with 2002, up to 12,000 shares of Common Stock of the Company shall be issuable to the Non-Employee Directors of the Company, subject to the following terms and conditions:

            (i) A Non-Employee Director shall be eligible to participate in the Plan during a calendar year only if the Non-Employee Director has served in such position at least six months of such calendar year and is still serving in such position on December 31 of such calendar year.

            (ii) Return on Equity for any calendar year shall be determined by the independent public accounting firm of the Company after such firm has completed its audit of the Company's financial statements for such calendar year. The determination of such firm for any calendar year shall be final, binding and conclusive for all purposes.

            (iii) For each calendar year, the number of such 12,000 shares of Common Stock issuable to the eligible Non-Employee Directors as a group shall be determined by the extent to which the Company shall have achieved a Return on Equity in excess of 13%, as set forth below:

                 Return on Equity            Shares
                 for Calendar Year           Earned
                 -----------------           ------
                 Below 13%                   0
                 13% or more                 12,000

            (iv) The total shares issuable to the eligible Non-Employee Directors as a group for any calendar year (as determined pursuant to subparagraph 4.1(iii) above) shall be divided among such Non-Employee Directors so that each Non-Employee Director who served on one or more Board Committees during such calendar year will receive twice as many shares as a Non-Employee Director who did not serve on one or more Board Committees during such calendar year.

     SECTION 4.2. Any shares of Common Stock issued to a Non-Employee Director pursuant to this Plan for any calendar year shall be deemed to be fully paid and non-assessable shares of Common Stock on the date of issuance.
 Only whole numbers of shares of Common Stock shall be issued; fractional shares shall be rounded up to the nearest whole share.

     SECTION 4.3. The Director Compensation Committee (the "Committee") of the Board of Directors shall be responsible for the administration of the Plan; PROVIDED, HOWEVER, that all members of such Committee shall be composed of members of the Board who are employees of the Company. The Committee, by majority action of its members, is authorized to interpret the Plan, prescribe,



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amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determinations, interpretations, and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

V.   EFFECTIVE DATE AND TERM OF PLAN

     SECTION 5.1. The Plan shall be submitted to the stockholders of the Company for their approval at the 1998 Annual Meeting of Stockholders and will become effective only upon both (i) stockholder approval and (ii) the completion of an initial public offering of the Company.

     SECTION 5.2. This Plan shall be effective for the five calendar years beginning in 1998 and ending in 2002.

VI.  AMENDMENT AND TERMINATION

     SECTION 6.1. The Board of Directors of the Company may at any time terminate, amend or modify the Plan; PROVIDED, HOWEVER, that no amendment or modification may become effective without approval by the shareholders of the Company if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements or if the Board, on advice of counsel, determines that shareholder approval is otherwise necessary or advisable.

VII. TRANSFER RESTRICTIONS; INTENTION TO COMPLY WITH APPLICABLE SECURITIES
LAWS

     SECTION 7.1. Any shares of Common Stock issued pursuant to the Plan may not be resold for a period of six months following the issuance of such shares of Common Stock.

     SECTION 7.2. The provisions of this Plan are intended, and shall be interpreted, to permit the issuance of shares of Common Stock made hereby to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provisions of the Plan or actions by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     SECTION 7.3. All transactions pursuant to the terms of the Plan shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Committee may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.

     SECTION 7.4. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable


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under the rules, regulations and other requirements of the Company, any stock exchange upon which the Common Stock is then listed and any applicable
Federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

VIII.  WITHHOLDING TAXES

       SECTION 8.1. Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to require the Non-Employee Director to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, at the Company's discretion, the Company may issue only such number of shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.



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